EXHIBIT 99.3

Better Biodiesel Appoints Veteran Industry Executive John Robinson to Board of Directors

SALT LAKE CITY, June 20, 2007 (BUSINESS WIRE) -- Better Biodiesel, Inc. (OTCBB:BBDS), a producer of biodiesel fuel employing proprietary production technology, today announced that it has appointed John Robinson, Ph.D., as a member of its board of directors. He replaces Peter Kristensen - who has relinquished his board seat while remaining a Company vice president.

Mr. Robinson brings nearly 40 years of operating experience in the oil, gas, and chemical industries including BP (NYSE:BP), ChemConnect (recently acquired by IntercontinentalExchange (NYSE:ICE)), Gulf Oil Chemicals (now Chevron Corp. (NYSE:CVX)), Akzo (now Akzo Nobel (Nasdaq:AKZOY)) and Shell Oil (now Royal Dutch Shell (NYSE:RDS-B)) - more than half of which was spent in management and senior executive positions in sales, marketing, manufacturing, procurement, corporate, and business development.

Presently, he serves as chief executive officer of Houston, Texas-based ChemConnect, which he joined at start-up stage in 2000 and, through organic growth and four acquisitions, established as the leading electronic marketplace for buying and selling chemical feedstocks, commodity and specialty chemicals and polymers. More than 100 companies routinely use ChemConnect to buy and sell chemicals, facilitating over 13,000 transactions with a notional value of almost $10 billion annually.

Previously, Mr. Robinson spent 17 years with BP (British Petroleum), with whom he was based in London since 1990, serving as Group VP and member of the BP Chemicals Executive Committee for eight years. There, he was responsible for the BP Chemicals aromatics business - a $4 billion revenue operation with 29 manufacturing plants and five joint ventures worldwide, with operations on four continents and an active mergers and acquisitions program.

Earlier, he served Gulf Oil Chemicals as general manager of the olefins business and held positions in strategy and in business development. Prior, Mr. Robinson was general manager of the U.S. catalyst business for Akzo and also held positions in sales, marketing, and manufacturing. He started his career with Shell Oil in research and development. Mr. Robinson earned his Ph.D. in chemistry from Rice University, and an MBA from the University of Houston.

Commenting on his board appointment, Mr. Robinson said, "Alternative fuel is a global market whose time has finally arrived, offering expansive opportunity for an entrepreneurial company with highly efficient and cost effective production technologies. I believe Better Biodiesel has the technology, the business plan, and vision to become a leader in the biodiesel sector, and I'm honored to be asked to help bring this technology to market."

"John is an industry savvy executive who brings world-class operational expertise and valuable insight just as we are beginning to commercialize the Better Biodiesel production process," said Ron Crafts, Better Biodiesel chairman and chief executive officer. "We appreciate his confidence and welcome him onto the board."

About Better Biodiesel

Better Biodiesel has developed a proprietary waterless, continuous flow process capable of processing high grade biodiesel from multiple feedstocks. The company's unique technology is able to utilize low grade feedstocks, including animal tallow, without pre-processing or post-polishing. The process utilized requires relatively little space. Better Biodiesel believes that it has significant advantages in the cost to build and operate biodiesel production facilities. Better Biodiesel's objective is to become one of the world's largest producers of biodiesel. (www.betterbiodiesel.com)

To receive public information, including press releases, conference calls, SEC filings, profiles, investor kits, News Alerts and other pertinent information please click on the following link: http://www.b2i.us/irpass.aspBzID=1459&to=ea&s=0

Forward-Looking Statements

This news release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the Company's progress, business opportunities, and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our ability to manage the future acquisitions and the expansion of operations; (2) our ability to obtain contracts with suppliers of raw materials (for our production of biodiesel fuel) and with distributors of our biodiesel fuel product; (3) the risks inherent in the mutual performance of such supplier and distributor contracts (including our production performance); and (4) our ability to raise necessary financing to execute the Company's business plans.